[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related prospectus of our reports dated March 27, 1997, and march 24, 1998, that were utilized as a basis for VAALCO Energy, Inc.'s Form 10-KSB for the periods ended December 31, 1996 and 1997, and to all references to our Firm included in this Registration Statement.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                           By: /s/ DANNY D. SIMMONS
                                               Danny D. Simmons
                                               Senior Vice President

Houston, Texas
July 14, 1998